                                                                                   Exhibit c-1

                                NEW ENGLAND ENERGY INCORPORATED
                           PRODUCTION AND NET REVENUE - OLD PROGRAM
                            FOR THE QUARTER ENDED DECEMBER 31, 1995

                                          Production                        Revenue
                                    ----------------------------------------------------------------
                                    Oil and
Prospect                            Condensate       Gas        Oil and
  No.          Prospect Name          Bbls.         MCF        Condensate    Gas         Total
--------        -------------       ----------      -----      ----------   -----      -------
62583    Brazo 50-54/37&8/65-7          4,079.54  1,209,270.90    70,342.481,785,965.84 1,856,308.32
62367    HI 21/22/22L/34/50/51            275.84    648,000.00     4,209.06  987,520.12   991,729.18
62479    Main Pass 90/93+4/102+5            0.00    364,239.66         0.00  556,745.76   556,745.76
61998    High Island A365/A376         10,229.50    104,598.00   166,856.65  141,194.24   308,050.89
62289    Mian Pass 107/108              3,865.83    189,273.96    64,872.40  179,802.58   244,674.98
62366    Brazos 400.12.13.435             512.74    154,144.98     8,147.08  210,159.54   218,306.62
62365    Matagora Island B586/87           72.31    160,761.00     1,149.25  209,873.82   211,023.07
53330    Derrick Draw/PDR RIV          13,149.94      1,506.00   208,988.78      674.36   209,663.14
61898    Eugene Island B24&27           1,352.50    119,179.98    20,671.54  160,092.00   180,763.54
62288    West Cameron Blk 290             506.49    122,515.98     7,711.77  155,699.90   163,411.67
62493    Eugene Island Blk 208          8,929.70      4,405.98   145,163.22    7,329.67   152,492.89
42017    Kildare Smackover T            8,407.20      9,739.08   134,017.01   12,369.36   146,386.37
62554    Eugene Island 28               1,253.35     95,586.00    19,381.83  126,888.60   146,270.43
62582    Brazos 476/491/449                81.62     81,822.00     1,377.91  113,210.68   114,588.59
62284    Vermilion Blk 167              5,461.71      6,987.00    92,598.42   11,299.29   103,897.71
62331    West Delta 27/28/48            4,119.63      7,608.00    63,969.62   12,034.89    76,004.51
         Other                          9,707.73    325,313.52   153,930.23  345,745.73   499,675.96
                                       ---------  ------------------------ ------------ ------------
              Totals                   72,005.63  3,604,952.04 1,163,387.255,016,606.38 6,179,993.63
                                       =========  ======================== ============ ============


                                                                                   Exhibit c-2

                                NEW ENGLAND ENERGY INCORPORATED
                           PRODUCTION AND NET REVENUE - OLD PROGRAM
                             FOR THE YEAR ENDED DECEMBER 31, 1995

                                          Production                        Revenue
                                    ----------------------------------------------------------------
                                    Oil and
Prospect                            Condensate       Gas        Oil and
  No.          Prospect Name          Bbls.         MCF        Condensate    Gas         Total
--------        -------------       ----------      -----      ----------   -----      -------
62583    Brazo 50-54/37&8/65-7         18,942.00  5,981,685.78   333,987.789,089,419.68 9,423,407.46
62479    Mian Pass 90/93+4/102+5          395.83  2,061,539.64     5,743.473,317,289.55 3,323,033.02
62367    HI 21/22/22L/34/50/51          2,508.11  1,609,391.94    41,102.622,539,944.45 2,581,047.07
62289    Mian Pass 107/108             17,232.32  1,153,334.88   293,525.531,249,105.94 1,542,631.47
61998    High Island A365/A376         41,591.18    356,262.06   702,477.70  511,041.59 1,213,519.29
62554    Eugene Isalnd 28              15,744.43    535,266.00   255,924.07  790,791.38 1,046,715.45
62366    Brazos 400.12.13.435           2,532.39    699,398.82    38,934.421,005,927.27 1,044,861.69
62365    Matagorda Is B 586/87            370.12    731,686.02     6,021.68  950,991.88   957,013.56
53330    Derrick Draw/ PDR RIV         57,638.69     11,831.82   903,804.58    6,626.38   910,430.96
61898    Eugene Island B 24&27         14,791.80    433,777.02   240,577.11  668,962.52   909,539.63
62288    West Cameron Blk 290           1,728.81    482,209.98    27,194.67  704,209.69   731,404.36
62493    Eugene Isalnd Blk 208         38,883.14     16,257.00   651,710.06   26,968.75   678,678.81
42017    Kildare Smackover T           35,687.15     37,558.08   582,923.88   50,662.84   633,586.72
62322    West Cameron Block 67             39.76     17,047.08       652.36  556,697.41   557,349.77
62582    Brazos 476/491/449               493.51    357,721.02     8,624.12  497,498.76   506,122.88
62284    Vermilion Blk 167             23,494.14     34,037.94   408,579.86   58,346.27   466,926.13
62436    Eugene Island 247/8/9              5.13    275,868.96        83.60  442,088.60   442,172.20
62331    West Delta 27/28/48           23,652.65     18,626.04   378,768.44   27,496.10   406,264.54
62468    Vermilion 114/109                688.32    183,999.12     9,131.88  182,048.61   191,180.49
62282    West Cameron B131/132            220.94     92,373.06     3,709.08  144,722.53   148,431.61
         Other                         42,587.87  1,156,277.40   688,552.671,099,752.81 1,788,305.48
                                      ---------- ---------------------------------------------------
              Totals                  339,228.29 16,246,149.66 5,582,029.58            23,920,593.01         29,502,622.59
                                      ========== ===================================================
